FILED # C1566-01
                                                     JAN 31 2001
                                                  IN THE OFFICE OF
                                                  /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE

                               ARTICLES 0F MERGER
                            MIAMI DADE VENTURES, INC.
                             (a Florida corporation)

                                       AND

                            MIAMI DADE VENTURES, INC.
                             (a Nevada corporation)

The undersigned parent-subsidiary corporations, desiring to merge a Florida parent corporation, Miami Dade Ventures, Inc., as the merging corporation, with and into its wholly-owned Nevada subsidiary corporation, Miami Dade Ventures, Inc., as the surviving corporation, for the purpose of redomesticating the Florida corporation in Nevada, hereby sign, seal, and present for filing these Articles of merger as required by the corporate laws of Nevada and Florida, as follows:

      1. The names of the constituent corporations are:
                       Merging Corporation:

          Miami Dade Ventures, Inc., a Florida corporation, which is the parent of Miami Dade Ventures, Inc., the Nevada corporation which is the surviving corporation of this merger

                       Surviving Corporation:

          Miami Dade Ventures, Inc., a Nevada corporation, which is the wholly-owned subsidiary of Miami Dade Ventures, Inc., the Florida corporation

         2. The address of both corporations is:

                       550 Vittorio Avenue
                       Coral Gables, Florida 33146

         3. This merger is permitted under the laws of the States of Florida and Nevada. Miami Dade Ventures, Inc. (Florida) and Miami Dads Ventures, Inc. (Nevada) have complied with the applicable provisions of the laws of the States of Florida and Nevada.

         4. The Plan and Agreement of Merger was adopted by the respective Hoards of Directors; approval of the stockholders was not required under the respective corporate laws.

         5. The shares of the Florida corporation shall be canceled. The holders of such shares shall receive one share of the Nevada corporation for each share of the Florida corporation held immediately prior to the merger.

         6. The Articles of Incorporation of the two corporations will not

ARTICLES OF MERGER
Miami Dade Ventures, Inc. (Nevada)
and Miami Dade Ventures, Inc. (Florida)
PAGE 2

be amended in conjunction with the merger.

         7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada.

         8. The surviving corporation agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of Florida as its agent to accept service of process and to send it to:

                  550 Vittorio Avenue
                  Coral Gables, Florida 33146

         9. A copy of the Plan of merger is on file at the offices of the surviving corporation. A copy will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

         IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger this 22nd day of January, 2001.

MIAMI DADE VENTURES, INC.
     (Nevada)

By:  /s/ Manuel Iglesias
     -------------------
     Manuel Iglesias, President

ATTEST:


/s/ Illegible



Secretary

ATTEST:

MIAMI VENTURES, INC.
     (Florida)

By:  /s/ Manuel Iglesias
     -------------------
     Manuel Iglesias, President

ARTICLES OF MERGER
 Miami Dade Ventures, Inc.. (Nevada)
 and Miami Dade Ventures, Inc. (Florida)
 PAGE 3

                                            ACKNOWLEDGEMENT

STATE OF FLORIDA
                     :ss.
COUNTY OF DADE

         Personally appeared before me, a notary public in and for said County and State, Manuel Iglesias and E. Terry Jaramillo, known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Miami Dade Ventures, Inc., a Nevada corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Miami Dads Ventures, Inc. for the purposes stated therein.

                                             /s/ Alina C. Mendez
                                             -------------------


Alina C. Mendez
Notary Public - State of Florida
My Commission Expires: Mar 27, 2001


                                 ACKNOWLEDGEMENT


STATE OF FLORIDA
                                  :SS.

COUNTY OF MIAMI

         Personally appeared before me, a notary public in and for said County and State, Manuel Iglesias and E. Terry Jaramillo known to me or duly proved to me, who stated that they were the President and Secretary, respectively, of Miami Dade Ventures, Inc., a Florida corporation and they acknowledged that they had executed the foregoing Articles of Merger on behalf of Miami Dade Ventures, Inc. for the purposes stated therein.

                                             /s/ Alina C. Mendez
                                             -------------------


Alina C. Mendez
Notary Public - State of Florida
My Commission Expires: Mar 27, 2001

                          PLAN AND AGREEMENT OF MERGER

                            MIAMI DADE VENTURES, INC.
                         (surviving Nevada corporation)

                                       AND

                            MIAMI DADE VENTURES, INC.
                         (merging Delaware corporation)

         This PLAN AND AGREEMENT OF MERGER, dated this 22nd day of January, 2001, made pursuant to ,the applicable provisions of the corporation laws of the states of Florida and Nevada, for the purpose of redomesticating the Florida corporation in Nevada, by and between:

         MIAMI DADE VENTURES, INC., a Florida business corporation having its principal business office located at 550 Vittorio Avenue, Coral Gables, Florida 33146 (hereinafter sometimes referred to as the "merging corporation");

                                       AND

         MIAMI DADE VENTURES, INC., a Nevada. business corporation, being the wholly-owned subsidiary of MIAMI DADE VENTURES, INC. (Florida), and also having its principal business office located at 550 Vittorio Avenue, Coral Gables, Florida 33146 (hereinafter sometimes referred to as the "surviving corporation");

WITNESSETH THAT:

         WHEREAS, MIAMI DADE VENTURES, INC. and MIAMI DADE VENTURES, INC. (hereinafter jointly referred to as the "constituent corporations") desire to merge into a single corporation so as to redomicile the Florida corporation in Nevada;

         NOW THEREFORE, the constituent corporations, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of their Merger and the mode of carrying the same into effect, as follows:


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




                                    ARTICLE I
                                   THE MERGER

         1. Immediately following execution hereof, each of the parties shall call a meeting of its Board of Directors which by resolution, shall approve and adopt this Plan and Agreement of merger as a plan of reorganization within the provisions of Section 368 (a)(1)(A) of the Internal Revenue Code for the sole purpose of redomiciling the Florida corporation in Nevada. .

         2. (a) Pursuant to the provisions of Section 78.454 of the Nevada Corporation Law approval of the stockholders of Miami Dade Ventures, Inc. (Nevada) is not required under the circumstances.

         (b) Pursuant to the provisions of Section 607.1103(7) of the Florida Corporation Law approval of the stockholders of Miami Dade Ventures, Inc. (Florida) is not required under the circumstances.

         (c) Therefore, the Merger contemplated by this Plan and Agreement of Merger shall automatically become effective upon the filing of the Articles of merger with the Nevada Secretary of State and the Florida Secretary of State.

         3. Upon effectiveness of this Plan and Agreement of Merger, MIAMI DADE VENTURES, INC. (Nevada) shall merge MIAMI DADE VENTURES, INC. (Florida) into itself and MIAMI DADE VENTURES, INC. (Florida) shall merge into and with MIAMI DADE VENTURES, INC. (Nevada) which shall be the surviving corporation and MIAMI DADE VENTURES, INC. (Nevada) shall continue for all purposes while the separate existence of MIAMI DADE VENTURES, INC. (Florida) shall cease.

         4. Following effectiveness of this Plan and Agreement of Merger, the officers of the surviving corporation shall prepare, execute, and file Articles/Certificate of Merger with the Nevada and Florida Departments of State and take all other actions necessary to formalize the merger, pursuant to the applicable sections of the corporation laws of Nevada and Florida.

         5. Upon the Merger becoming effective:

         (a) The Articles of Incorporation of MIAMI DADE VENTURES, INC. (Nevada) as in effect on the date of the Merger becoming effective shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

         (b) The Bylaws of MIAMI DADE VENTURES, INC. (Nevada) as in effect on the date of the Merger becoming effective shall continue in full force and effect as the Bylaws of the surviving corporation.

         (c) The directors and officers of the surviving Nevada corporation shall remain as the directors and officers of such surviving corporation and serve until the next-annual meeting of shareholders and until their successors shall have been elected and qualified.

         (d) All the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merging corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed.: and all property, rights, and every other interest of the surviving corporation and the merging corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively.

         7. All rights of creditors and all liens upon any property of the constituent corporations shall be preserved unimpaired and all debts, liabilities, and duties of the merging corporation shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by such surviving corporation.

         8. The merging corporation hereby agrees that, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds, bills of sale, assignments, documents, and instruments, and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merging corporation acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the surviving corporation are fully authorized in the name of the merging corporation or otherwise to take any and all such action.

         9. The issued and outstanding shares of Common Stock of MIAMI DADE VENTURES, INC. (Florida) shall automatically be exchanged, on a one-for-one basis for the shares of Common Stock of MIAMI DADE VENTURES, INC. (Nevada).

         10. The surviving corporation shall pay all the reasonable and ordinary expenses of carrying this Agreement into effect and of accomplishing the Merger.

         11. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights, and immunities of MIAMI DADE VENTURES, INC. (Nevada) shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of MIAMI DADE VENTURES, INC. (Florida) shall be merged into MIAMI DADE VENTURES, INC. (Nevada) and MIAMI DADE VENTURES, INC. (Nevada) shall, as the surviving corporation, be fully vested therewith. At the effective time of the Merger, the separate existence of MIAMI DADE VENTURES, ITC,' (Florida) shall cease, and in accordance with the terms of this agreement the surviving corporation shall possess all the rights, privileges, powers, and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities, and duties, of each of the constituent corporations, and all and singular, the rights, powers, and franchises and all property, real, personal, and mixed, and all debts due on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due too each of the constituent corporations shall be taken and deemed to be transferred to and vested in the surviving corporation without further act or deed; and all property, rights, privileges, powers, and franchises and all and every other interest shall be thereafter as effectually the property of the surviving corporation. as they were of the merging corporation; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of Nevada and Florida vested in such corporation, shall not revert or be in any way impaired by reason of the Merger. The surviving corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the constituent corporations, and any claim existing or action or proceeding pending by or against the merging corporation may be prosecuted as if the Merger had not taken place, or the surviving corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the constituent corporations shall be impaired by the Merger, and all debts, liabilities, and duties of each of said constituent corporations shall attach to the surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

                                   ARTICLE II
                                  MISCELLANEOUS

         1. NOTICES. All notices to a party shall be deemed given when mailed by registered or certified mail to the address at the head of this Agreement or such other address as may be substituted therefor.

         2. INTEGRATION. This Agreement is the entire Agreement among the parties and supersedes any prior agreement (s) among the parties with respect thereto except as herein specified. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.

         3. AMENDMENTS. This Agreement may be amended only with the written approval of the party to be charged therewith; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein.

         4. NO ASSIGNMENT. This Agreement may not be assigned by either party or by operation of law or otherwise.

         5. CONSTRUCTION. Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement.

         6. INTERPRETATION. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of Florida and/or Nevada, as conflict of laws provisions may require.

         7. ARBITRATION. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in Coral Gables, Florida, in accordance with the rules and regulations of the American Arbitration Association, except that the provisions for discovery shall be as set forth in the Rules of Civil Procedure then in effect in Florida. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

         8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed to be an original.

         9. BROKERS, OR FINDERS' FEES. This merger is being done to merge the subsidiary merging corporation. into the parent surviving corporation. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under ,the authority of any of them is or will be entitled to any commission or broker, s or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

                                        MIAMI DADE VENTURES, INC


ATTEST:


                                        By: /s/ Illegible
                                           -----------------

/s/ Illegible
-----------------------


                                        MIAMI DADE VENTURES, INC


ATTEST:


                                        By: /s/ Illegible
                                           -----------------

/s/ Illegible
-----------------------